SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K/A

                             Amendment No. 1
                                   to
                             Current Report


           Filed pursuant to Section 12, 13, or 15(d) of the
                      Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)  October 16, 1996


                        INTELLIGENT ELECTRONICS, INC.
              (Exact name of issuer as specified in charter)


        PENNSYLVANIA                 0-15991            23-2208404
  (State or Other Jurisdiction      Commission       (I.R.S. Employer
      of Incorporation or           file number        Identification
        Organization)                                     Number)



              411 Eagleview Boulevard, Exton, Pennsylvania 19341
                   (Address of principal executive offices)


                                (610) 458-5500
              (Registrant's telephone number, including area code)

Item 5.  Other Events
         -----------

         Private Placement
         -----------------
         On January 13, 1997, the second closing took place pursuant to the Securities Purchase Agreement referenced in the Form 8-K of Intelligent Electronics, Inc. (the "Company") dated October 16, 1996. At such closing, the Company raised $10,000,000 through the sale of an additional 10,000 shares of its Series B Convertible Preferred Stock ("Preferred Stock") in a private placement to an accredited investor. On January 14, 1997, in accordance with the terms of the Securities Purchase Agreement, the Company issued to the investor five-year warrants (the "Warrants") to purchase 225,000 shares of Common Stock at an exercise price of $10.094 per share. A registration statement filed with the Securities and Exchange Commission, which registers the resale of the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants, has been declared effective.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

    (c)  Exhibits
         --------
* 99.1   Securities Purchase Agreement, dated October 15, 1996.

* 99.2 Statement With Respect to Shares of the Company, filed with the Pennsylvania Secretary of State on October 16, 1996.

* 99.3   Stock Purchase Warrant issued October 16, 1996.

* 99.4   Registration Rights Agreement dated October 16, 1996.

__________________

* Previously filed.

                                SIGNATURE
                                ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTELLIGENT ELECTRONICS, INC.



Date:  January 21, 1997             By: /s/ Thomas J. Coffey
                                        --------------------------------
                                        Thomas J. Coffey,
                                        Senior Vice President and
                                        Chief Financial Officer